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                                                                   EXHIBIT 10.14

                             REAL ESTATE LIEN NOTE
                             ---------------------
                                  SECOND LIEN
                                  -----------


DATE:  December 1, 1993

MAKER:    SUMMIT CARE-TEXAS NO. 3, INC. A TEXAS CORPORATION

MAKERS' MAILING ADDRESS       2600 W. MAGNOLIA BLVD.
                              BURBANK, CA  91505

PAYEE:    WOODLANDS PLACE NURSING CENTER, INC.

PLACE FOR PAYMENT             709 N. SAN JACINTO
                              CONROE, TX  77301

PRINCIPAL AMOUNT:  TWO MILLION FIVE HUNDRED SEVENTY ONE THOUSAND TWO HUNDRED
                   SIXTY SIX AND 62/100 DOLLARS ($2,571,266.62)

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL FROM DATE:

     NO INTEREST IS CHARGED ON NON-DEFAULT PAYMENTS

ANNUAL INTEREST RATE ON MATURED, UNPAID AMOUNTS OR ON DEFAULT:  SEVEN PERCENT
(7%)

TERMS OF PAYMENT (PRINCIPAL ONLY):

     Principal shall be paid in regular monthly payments and one final payment according to the following schedule:

     a. No payments shall be due from December 1, 1993 through December 31, 1994.

     b. Principal is payable in monthly installments of One thousand five hundred and no/100 dollars ($1,500.00) beginning January 1, 1995 and continuing monthly thereafter for eleven (11) consecutive months with the last installment due on December 1, 1995: then

     c. Principal is payable in monthly installments of three thousand five hundred fifty and no/100 dollars ($3,550.00) beginning January 1, 1996 and continuing monthly thereafter for eleven (11) consecutive months with the last installment due on December 1, 1996: then

     d. Principal is payable in monthly installments of five thousand fifty and no/100 dollars ($5,050.00) beginning January 1, 1997 and continuing monthly thereafter for eleven (11) consecutive months with the last installment due on December 1, 1997: then

     e. Principal is payable in monthly installments of five thousand fifty and no/100 dollars ($5,050.00) beginning January 1, 1998 and continuing monthly thereafter for eleven (11) consecutive months with the last installment due on December 1, 1998: then

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     f.   Principal is payable in monthly installments of eight thousand fifty and no/100 dollars ($8,050.00) beginning January 1, 1999 and continuing monthly thereafter for eleven (11) consecutive months with the last installment due on December 1, 1999: then

     g. Principal is payable in monthly installments of thirteen thousand fifty and no/100 dollars ($13,050.00) beginning January 1, 2000 and continuing monthly thereafter for eleven (11) consecutive months with the last installment due on December 1, 2000: then

     h. Principal is payable in monthly installments of sixteen thousand fifty and no/100 dollars ($16,050.00) beginning January 1, 2001 and continuing monthly thereafter for eleven (11) consecutive months with the last installment due on December 1, 2001: then

     i. Principal is payable in monthly installments of sixteen thousand fifty and no/100 dollars ($16,050.00 beginning January 1, 2002 and continuing monthly thereafter for eleven (11) consecutive months with the last installment due on December 1, 2002: then

     j. Principal is payable in monthly installments of nineteen thousand fifty and no/100 dollars ($19,050.00 beginning January 1, 2003 and continuing monthly thereafter for eleven (11) consecutive months with the last installment due on December 1, 2003: then

     k. A final payment of remaining principal and interest, if any, is due December 1, 2003.

SECURITY FOR PAYMENT: This note is secured by a vendor's lien and superior title retained in a deed from WOODLANDS PLACE NURSING CENTER, INC. to SUMMIT CARE-TEXAS NO. 3. INC., A TEXAS CORPORATION. Maker dated of even date herewith and by a deed of trust with security agreement of even date from Maker to Rodney Tow, Trustee, all of which cover the following described real property and chattels located thereon:

          SEE EXHIBIT "A"

INFERIOR TO PRIOR LIENS: This note and the documents securing it are secondary inferior and subject to the following liens and encumbrances:

     1. The renewed, modified and extended real estate lien note in the original principal amount of $5,458,048.28, deed of trust and security agreement between the Woodlands Place Nursing Center, Inc. and the Secretary of Housing and Urban Development of even date herewith. Said renewed, modified and extended real estate lien note, deed of trust and security agreement are an extension, renewal and modification of the following:

     A. Deed of Trust dated March 6, 1985, recorded under File No. 8509454 of the Official Public Records of Real Property of Montgomery County, Texas, executed by Woodlands Place Nursing Center, Inc. in favor of Dale H. Andreas, Trustee, securing the payment of one note in the principal amount of $4,762,200.00 bearing interest and

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          payable as therein provided to the order of Mitchell Mortgage Company.

          Said note and lien securing same being additionally secured by that certain Agreement dated March 6, 1985, executed by Woodlands Place Nursing Center, Inc. and the Secretary of Housing and Urban Development, recorded under File No. 8509455 of the Official Public Records of Real Property and by those certain Financing Statements recorded under File Nos. 8509456 and 9030955 of the Official Public Records of Real Property of said County.

          Said note and lien securing same having been subsequently assigned to the Secretary of Housing and Urban Development by instrument recorded under File No. 9259715 and 9259716 of the Official Public Records of Real Property of Montgomery County.

     B. Deed of Trust dated January 19, 1989, recorded under File No. 8903245 of the Official Public Records of Real Property of Montgomery County, Texas, executed by Woodlands Place Nursing Center, Inc. in favor of Dale H. Andreas, Trustee, securing the payment of one note in the principal amount of $768,000.00, bearing interest and payable as therein provided to the order of Mitchell Mortgage Company.

          Said lien has been subsequently assigned to the Secretary of Housing and Urban Development by instrument dated November 20, 1992 and recorded under File No. 9259131 of the official Public Records of Real Property of Montgomery County.

     2. The Deed of Trust to Secure Assumption of even date herewith from Maker to Rodney Tow, Trustee covering the property described in Exhibit "A".

     As long as the Secretary of Housing and Urban Development, or his successor or assigns, is the insurer or holder of the first lien on the property described herein, any payments due from project income under this Note shall be payable only from surplus cash of the said project, as that term is defined in the Regulatory Agreement of even date herewith, between the Secretary of Housing and Urban Development and Woodlands Place Nursing Center, Inc. The restriction on payment imposed by this paragraph shall not excuse any default caused by the failure of the maker to pay the indebtedness evidenced by this Note.

     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

     On default in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, or in the payment of the renewed, modified and extended real estate lien note in the original principal amount of $5,458,048.28 or any instrument securing or collateral to such note, the unpaid principal balance and earned interest on this note shall become immediately due at the election of Payee. Except as herein provided,

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Maker and each surety, endorser, and guarantor waiver all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest. Notwithstanding the foregoing, Payee agrees to give Maker ten (10) days prior written notice of any default under the Note or the $5,458,048.28 Note, or any instrument securing collateral to either of such notes, (during which ten (10) days Maker shall have the right to cure such default), before Maker will exercise any remedy as a result of such default.

     If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceedings, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

     Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law: any interest in excess of that maximum amount shall be credited on the principal of the debt of, of that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions on this and all other instruments concerning the debt.

     Each Maker is responsible for all obligations represented by this note.

     When the context requires, singular nouns and pronouns include the plural.

     Notwithstanding anything contained herein on the contrary, all obligations of Maker contained herein are subject to Maker's right of offset granted under a certain Agreement of Purchase and Sale of Assets entered into between Woodlands Place Nursing Center, Inc. and Summit Care-Texas No. 3, Inc. as of November 6, 1993 (the "Agreement"), the terms of which are incorporated by reference herein as if set forth verbatim herein. In the event that any right of offset arises such amount shall be applied to the next installment due under this note and any excess shall be applied to subsequent installments until the amount of such offset is totally applied. Notwithstanding anything contained herein to the contrary, the exercise of any right of offset in good faith by Maker shall not constitute a default under this Note. In the event that a right of offset arises the amount of such offset shall bear interest at the rate of ten percent (10%) per annum until it is applied against an installment under this Note and until such offset is ultimately totally applied.

                              SUMMIT CARE-TEXAS NO. 3, INC.

                                /s/ Derwin Williams
                              ---------------------------------
                              By:  Derwin Williams
                              Vice President/Chief Financial Officer

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